As filed with the Securities and Exchange Commission on April 17, 2008	Registration No. 333-148611

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
(Amendment No. 5 to Registration Statement on Form SB-2)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Sino-Global Shipping America, Ltd.
(Exact name of registrant as specified in its charter)

Virginia	4731	11-3588546
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

36-09 Main Street
Suite 9C-2
Flushing, New York 11354
(718) 888-1814
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Copies to:
Chi Tai Shen Sino-Global Shipping America, Ltd. 36-09 Main Street Suite 9C-2 Flushing, New York 11354 (718) 888-1814 Fax: (718) 888-1148 (Name, address and telephone number of agent for service)	Bradley A. Haneberg, Esq. Anthony W. Basch, Esq. Kaufman & Canoles, P.C. Three James Center 1051 East Cary Street, 12th Floor Richmond, Virginia 23219 (804) 771-5700 Fax: (804) 771-5777

Approximate date of commencement of proposed sale to the public: As soon as practicable, after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:	☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of ålarge accelerated filer,æ åaccelerated filer,æ and åsmaller reporting companyæ in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

(Do not check if a smaller reporting company)

* Explanatory Note: This Amendment No. 5 to the Registration Statement is being filed for the sole purpose of filing an amended copy of the legal opinion referenced as Exhibit 5.1 as an exhibit hereto.

ITEM 27.    EXHIBIT INDEX

Number	Exhibit
1.1	Form of Underwriting Agreement*
3.1	Articles of Incorporation of Sino-Global Shipping America, Ltd.*
3.2	Bylaws of Sino-Global Shipping America, Ltd.*
4.1	Specimen Certificate for Common Stock*
4.2	Form of Underwriter Warrant (included in Exhibit 10.3)*
5.1	Form of Opinion of Kaufman & Canoles, P.C.**
10.1	Form of Lock-Up Agreement.*
10.2	Form of Escrow Agreement.*
10.3	Form of Warrant Agreement with Anderson & Strudwick, Incorporated*
10.4	Agency Agreement by and between the Registrant and Beijing Shou Rong Forwarding Service Co., Ltd.*
10.5	Put Agreement by and between the Registrant and Mark A. and Roslyn O. Harris.*
10.6	Escrow Agreement by and among the Registrant, Mark A. and Roslyn O. Harris and SunTrust Bank, N.A.*
10.7	Put Agreement by and between the Registrant and Richard E. and Sharon J. Watkins.*
10.8	Escrow Agreement by and among the Registrant, Richard E. and Sharon J. Watkins and SunTrust Bank, N.A.*
10.9	Exclusive Management Consulting and Technical Services Agreement by and between Trans Pacific and Sino-China.*
10.10	Exclusive Marketing Agreement by and between Trans Pacific and Sino-China.*
10.11	Proxy Agreement by and among Cao Lei, Zhang Mingwei, the Registrant and Sino-China.*
10.12	Equity Interest Pledge Agreement by and among Trans Pacific, Cao Lei and Zhang Mingwei.*
10.13	Exclusive Equity Interest Purchase Agreement by and among the Registrant, Cao Lei, Zhang Mingwei and Sino-China.*
10.14	First Amended and Restated Exclusive Management Consulting and Technical Services Agreement by and between Trans Pacific and Sino-China.*
10.15	First Amended and Restated Exclusive Marketing Agreement by and between Trans Pacific and Sino-China.*
21.1	List of subsidiaries.*
23.1	Consent of Friedman LLP, independent auditors.*
23.2	Consent of Kaufman & Canoles, P.C. (included in Exhibit 5.1).**
99.1	Stock Option Plan*
_________
* Previously filed.
** Filed herewith.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Beijing, The People’s Republic of China on April 17, 2008.

SINO-GLOBAL SHIPPING AMERICA, LTD.

By:	/s/ Cao Lei
Mr. Cao Lei
Chief Executive Officer (Principal Executive Officer)

In accordance with the requirements of the Securities Act, as amended, this registration statement has been signed by the following persons in the capacities stated on April 17, 2008.

/s/ Cao Lei Cao Lei	Chief Executive Officer (Principal Executive Officer) and Director	April 17, 2008

/s/ Zhang Mingwei Zhang Mingwei	Chief Financial Officer (Principal Financial and Accounting Officer) and Director	April 17, 2008
* Dennis O. Laing	Director	April 17, 2008
__________________________ C. Thomas Burke	Director	April 17, 2008
* Wang Jing	Director	April 17, 2008

*	By:	/s/ Cao Lei
Cao Lei, attorney-in-fact
April 17, 2008

Number	Exhibit
1.1	Form of Underwriting Agreement*

3.1	Articles of Incorporation of Sino-Global Shipping America, Ltd.*

3.2	Bylaws of Sino-Global Shipping America, Ltd.*

4.1	Specimen Certificate for Common Stock*

4.2	Form of Underwriter Warrant (included in Exhibit 10.3)*

5.1	Form of Opinion of Kaufman & Canoles, P.C.**

10.1	Form of Lock-Up Agreement.*

10.2	Form of Escrow Agreement.*

10.3	Form of Warrant Agreement with Anderson & Strudwick, Incorporated*

10.4	Agency Agreement by and between the Registrant and Beijing Shou Rong Forwarding Service Co., Ltd.*

10.5	Put Agreement by and between the Registrant and Mark A. and Roslyn O. Harris.*

10.6	Escrow Agreement by and among the Registrant, Mark A. and Roslyn O. Harris and SunTrust Bank, N.A.*

10.7	Put Agreement by and between the Registrant and Richard E. and Sharon J. Watkins.*

10.8	Escrow Agreement by and among the Registrant, Richard E. and Sharon J. Watkins and SunTrust Bank, N.A.*

10.9	Exclusive Management Consulting and Technical Services Agreement by and between Trans Pacific and Sino-China.*

10.10	Exclusive Marketing Agreement by and between Trans Pacific and Sino-China.*

10.11	Proxy Agreement by and among Cao Lei, Zhang Mingwei, the Registrant and Sino-China.*

10.12	Equity Interest Pledge Agreement by and among Trans Pacific, Cao Lei and Zhang Mingwei.*

10.13	Exclusive Equity Interest Purchase Agreement by and among the Registrant, Cao Lei, Zhang Mingwei and Sino-China.*

10.14	First Amended and Restated Exclusive Management Consulting and Technical Services Agreement by and between Trans Pacific and Sino-China.*

10.15	First Amended and Restated Exclusive Marketing Agreement by and between Trans Pacific and Sino-China.*

21.1	List of subsidiaries.*

23.1	Consent of Friedman LLP, independent auditors.*

23.2	Consent of Kaufman & Canoles, P.C. (included in Exhibit 5.1).**

99.1	Stock Option Plan*
___________
*	Previously filed.
**	Filed herewith.